Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-276609 on Form S-8 of our report dated February 26, 2024, relating to the financial statements of Joint Stock Company Kaspi.kz appearing in this Annual Report on Form 20-F for the year ended December 31, 2023.

/s/ Deloitte LLP

Almaty, Kazakhstan

29 April, 2024